Exhibit 99.1

Segment Information

The table below presents our certain financial information for the periods indicated, both as reported in our Form 10-K for the fiscal year ended September 30, 2012, and on the single operating and reportable segment basis we adopted effective October 1, 2012 (unaudited, dollars in thousands):

	As reported in the annual report on form 10-K for the year ended September 30, 2012		Revised to conform to the current segment structure
	Disk Drive Components Division	BioMeasurement Division	Disk Drive Components Division	Bio-Measurement Division	Total
Results of Operations
For the year ended September 30, 2012
Net sales	$247,117	$1,472			$248,589
Loss from operations	(35,169)	(4,958)			(40,127)
Long-lived assets	202,186	282			202,468
Depreciation and amortization expense	41,351	108			41,459
For the year ended September 25, 2011
Net sales	$275,738	$2,352			$278,090
Loss from operations	(42,669)	(9,161)			(51,830)
Long-lived assets	222,746	388			223,134
Depreciation and amortization expense	47,960	126			48,086
For the year ended September 26, 2010
Net sales	$344,775	$2,414			$347,189
Loss from operations	(24,027)	(23,959)			(47,986)
Long-lived assets	257,739	494			258,233
Depreciation and amortization expense	50,619	1,230			51,849